Exhibit 21.1

             SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2001



Multex.com International, Inc.                       Delaware

Market Guide Inc.                                    New York

BuzzCompany.com Inc.                                 Delaware

Multex A Acquisition Corp. (Sage Online)             Delaware

Multex Earnings U.K., Ltd.                           United Kingdom

Milvia, Ltd.                                         United Kingdom

Multex Holdings, Ltd.                                United Kingdom

Multex.com Cayman L.P.                               Cayman Islands